As filed with the Securities and Exchange Commission on June 2, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CXApp Inc.

(Exact name of Registrant as specified in its charter)

Delaware	85-2104918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Four Palo Alto Square, Suite 200
3000 El Camino Real
Palo Alto, CA 94306
(Address of Principal Executive Offices, including zip code)

CXApp Inc. Amended and Restated 2023 Equity Incentive Plan

(Full title of the plan)

Khurram P. Sheikh

Chief Executive Officer

Four Palo Alto Square, Suite 200

3000 El Camino Real

Palo Alto, CA 94306

(650) 575-4456

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael J. Mies, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue
14th Floor
Palo Alto, California 94301

(650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

CXApp Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) an additional 3,565,500 shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), issuable to eligible persons under the CXApp Inc. Amended and Restated 2023 Stock Incentive Plan (the “Incentive Plan”).

The Registrant previously filed with the Commission a registration statement on Form S-8 (File No. 333-272067) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relate. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement (this “Registration Statement”) the following documents previously filed with the U.S. Securities and Exchange Commission (the “SEC”), except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits not filed with the SEC:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 7, 2025, as amended, including the description of the Registrant’s Class A common stock, par value $0.0001 per share, included in Exhibit 4.5 thereto, including any amendments or reports filed for the purpose of updating such description.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 20, 2025.

(3)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 2, 2025, March 31, 2025, April 1, 2025, April 7, 2025 (only with respect to the disclosures under Item 4.02 thereof), and May 20, 2025.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1	CXApp Inc. Amended and Restated 2023 Equity Incentive Plan
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	Consent of Marcum, LLP, independent registered accounting firm for the Registrant
23.3	Consent of WithumSmith+Brown, PC, independent registered accounting firm for the Registrant
24.1	Powers of Attorney (included on signature page)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 2, 2025.

CXAPP INC.

By:	/s/ Khurram P. Sheikh
	Name:	Khurram P. Sheikh
	Title:	Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Khurram P. Sheikh and Michael Angel, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Khurram P. Sheikh Khurram P. Sheikh	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2025

/s/ Joy Mbanugo Joy Mbanugo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2025

/s/ Di-Ann Eisnor Di-Ann Eisnor	Director	June 2, 2025

/s/ Camillo Martino Camillo Martino	Director	June 2, 2025

/s/ George Mathai George Mathai	Director	June 2, 2025

/s/ Shanti Priya Shanti Priya	Director	June 2, 2025

4